Exhibit 10.4
CONFIDENTIAL
INVENTORY PURCHASE AND TRANSFER AGREEMENT
     This INVENTORY PURCHASE AND TRANSFER AGREEMENT (“IPA”), dated effective as of March 11, 2007 (the “Effective Date”), is entered into between Solectron Corporation, a corporation organized under the laws of Delaware, having its principal place of business at 847 Gibraltar Drive, Milpitas, California 95035 (“CM”), and Cisco Systems International B.V., a company organized under the laws of The Netherlands, having its principal place of business at Haarlerbergpark, Haarlerbergweg 13-19, 1101 CH Amsterdam, The Netherlands (“Cisco”).
RECITALS
     Under the terms of an agreement between Cisco and CM and/or its ultimate parent entity that addresses the manufacturing services performed by CM for Cisco (the “MMA”), Cisco holds title to certain inventory held at or in transit to one or more sites of the CM or its contractors, including components, work in process, and Cisco products and/or components thereof that have not completed the final configuration and/or packaging stages of the manufacturing process;
     In connection with Cisco’s implementation of lean manufacturing, the parties are entering into a Manufacturing and Product Purchase Agreement (“PPA”) that includes certain Exhibits and ancillary agreements, including but not limited to a Service Level Addendum (“SLA”);
     In accordance with implementation of lean manufacturing, the parties desire to have CM own and hold title to such inventory; and
     This IPA is entered into between Cisco and CM in order to sell and transfer certain of such inventory from Cisco to CM.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, representations, warranties, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cisco and CM hereby agree as follows:
ARTICLE 1
QUITCLAIM TRANSFER, PURCHASE, CONSIDERATION, TAXES, DELIVERY
1.1 Purchase and Sale of Listed Inventory and In Transit Inventory
     In accordance with the terms of this IPA, Cisco hereby sells, transfers, assigns and conveys to CM, and CM hereby purchases and acquires from Cisco, (a) as of the Effective Date, the inventory listed on Exhibit A hereto (the “Listed Inventory”) that is located at CM’s or its contractors’ facility(ies) identified on Exhibit B hereto (the “Facilities”); and (b) as of the time

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of receipt by CM or any of its contractors identified on Exhibit B hereto, all items owned by Cisco and in transit to any Facility (the “In Transit Inventory”) during the period (the “Initial In Transit Inventory Period”) beginning on the Effective Date and ending on the earlier of (i) the date of receipt of the last shipment of In Transit Inventory or (ii) the last day of the fiscal quarter of Cisco in which the Effective Date occurs (the “Quarter End Date”). CM and Cisco hereby agree to prepare a definitive cumulative list of the In Transit Inventory for the Initial In Transit Inventory Period (the “Initial In Transit Inventory”) promptly following the end of the Initial In Transit Inventory Period and to execute an Addendum hereto in the form of Exhibit A-1 no later than [ * ] following the end of the Initial In Transit Inventory Period. CM and Cisco hereby agree to prepare a supplemental definitive cumulative list of the In Transit Inventory, if any (the “Subsequent In Transit Inventory”), transferred to CM during the period beginning on the Quarter End Date and ending on the date of receipt of the last shipment of In Transit Inventory (the “Subsequent In Transit Inventory Period”) promptly following the end of the Subsequent In Transit Inventory Period and to execute a Supplemental Addendum hereto in the form of Exhibit A-2 no later than [ * ] prior to the end of the Subsequent in Transit Inventory Period.
1.2 Quitclaim Transfer of WIP Inventory.
     In accordance with the terms of this IPA, as of the Effective Date, Cisco hereby transfers, assigns, remises, releases, quitclaims and conveys to CM, and CM hereby acquires from Cisco, the work in process PCBA inventory described on Exhibit A hereto which is located at any Facility (collectively the “WIP Inventory”).
1.3 No Transfer of Intellectual Property Rights.
     Collectively, the WIP Inventory, the Listed Inventory and the In Transit Inventory are referred to herein as the “Inventory”. Nothing contained herein shall constitute a sale, transfer, assignment, license or other conveyance to CM of any of Cisco’s intellectual property rights in the Inventory or any other intangible property of Cisco.
1.4 Consideration for Sale of Listed Inventory and In Transit Inventory.
     The aggregate consideration for the sale and transfer of the Listed Inventory shall be the amount indicated on Exhibit A hereto (the “Listed Inventory Purchase Price”). The aggregate consideration for the sale and transfer of the In Transit Inventory identified on Addenda in the forms of Exhibit A-1 and Exhibit A-2 shall be the amount indicated on the respective Addendum (collectively, the “In Transit Inventory Purchase Price”). Collectively the Listed Inventory Purchase Price and the In Transit Inventory Purchase Price are referred to herein as the “Purchase Price”. All dollar amounts specified in this IPA and any Exhibit or Addenda hereto are in U.S. Dollars. CM shall pay Cisco the Purchase Price by wire transfer of immediately available funds to the bank account designated by Cisco within the time periods indicated on Exhibit A hereto (for the Listed Inventory) or the Addenda in the forms of Exhibit A-1 and Exhibit A-2 (for the In Transit Inventory), as applicable (“Payment Date”). [ * ].
1.5 Use and Resale of Inventory.
     CM hereby covenants and agrees to use and resell the Inventory pursuant to the terms of the PPA and SLA.

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1.6 Delivery, Risk of Loss and Title to Inventory
     The parties acknowledge that the WIP Inventory and the Listed Inventory are currently located at the Facilities and that the In Transit Inventory is in transit to one or more of the Facilities. CM hereby acknowledges that it has possession of the WIP Inventory and the Listed Inventory located at Facilities and CM hereby acknowledges that there shall be no obligation for Cisco to deliver the WIP Inventory or the Listed Inventory located at the CM’s contractors’ sites to the CM. Title to, ownership of and risk of loss for the WIP Inventory and the Listed Inventory shall transfer to CM [ * ]. Title to, ownership of and risk of loss for the In Transit Inventory shall transfer to CM as it is received by CM or CM’s contractors, and beginning on such date(s) CM shall insure the In Transit Inventory against damage, destruction, theft and other losses in accordance with the PPA.
1.7 Bulk Sales
     CM and Cisco hereby waive compliance with any applicable bulk sale or bulk transfer notices or similar laws in connection with sale and transfer of the Inventory.
1.8 Tax Exemption Certificates
     CM shall provide Cisco with sales and other applicable tax exemption certificates satisfactory in form and substance to Cisco as a condition of the sale and transfer of the Inventory.
1.9 Tax Indemnity
     Each party covenants and agrees to bear its own United States, state, local and foreign tax obligations, including without limitation taxes based upon its gross income or net income, arising in connection with this IPA, the purchase, sale or transfer of the Inventory, the ownership of the Inventory during the period it holds title to the Inventory, and any subsequent disposition of the Inventory. Cisco shall hold CM harmless and indemnify CM from any taxes, penalties, interest or other fees and assessments of any kind imposed upon CM as a result of Cisco failing to comply with applicable United States, state, local and foreign tax laws related to the transactions contemplated by this IPA. CM shall hold Cisco harmless and indemnify Cisco from any taxes, penalties, interest or other fees and assessments of any kind imposed upon Cisco as a result of CM failing to comply with applicable United States, state, local and foreign tax laws related to the transactions contemplated by this IPA.

CISCO CONFIDENTIAL	Cisco BV – Solectron Texas

ARTICLE 2
CISCO WARRANTIES
2.1 Warranty of Title and Quitclaim of Title
     Cisco represents and warrants to CM that Cisco has good and marketable title to the Listed Inventory and the In Transit Inventory and will convey good and marketable title to the Listed Inventory and the In Transit Inventory to CM. As of the Effective Date, Cisco hereby transfers, assigns, remises, releases, quitclaims and conveys to CM all the right, title, interest and claim which Cisco has in and to the WIP Inventory.
2.2 “As Is” Condition of Inventory
EXCEPT FOR THE FOREGOING WARRANTY OF TITLE WITH RESPECT TO LISTED INVENTORY AND IN TRANSIT INVENTORY, THE INVENTORY IS BEING SOLD OR TRANSFERRED TO CM AT ITS CURRENT PHYSICAL LOCATION, WHETHER AT THE CM’S OR THE CM’S CONTRACTORS’ SITES, (OR, IF IN TRANSIT, AT SUCH SITES UPON ITS ARRIVAL) AND IN “AS IS” CONDITION, WITHOUT ANY EXPRESS, IMPLIED OR STATUTORY WARRANTIES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, OPERABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, AND THOSE ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.
[ * ]
ARTICLE 3
LIMITED LIABILITY
NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS IPA, EACH PARTY’S AGGREGATE LIABILITY IN CONNECTION WITH THIS IPA, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO THE LIABILITY (WHETHER IN CONTRACT, TORT, INCLUDING WITHOUT LIMITATION NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY), SHALL NOT EXCEED THE PURCHASE PRICE PAID TO CISCO BY CM UNDER THIS IPA AND NEITHER PARTY SHALL NOT BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE, LOSS OF DATA, OR INTERRUPTION OF BUSINESS, NOR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND RELATED TO THE INVENTORY OR THIS IPA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE, STRICT LIABILITY OR PRODUCT LIABILITY) OR OTHERWISE, AND WHETHER OR NOT A PARTY IS INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. THIS LIMITATION OF LIABILITY IS CUMULATIVE AND NOT PER INCIDENT. THE LIMITATIONS IN THIS SECTION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE PARTIES ACKNOWLEDGE AND AGREE THAT THESE LIMITATIONS SHALL APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED

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HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE AND THAT THE PROVISIONS OF THIS ARTICLE 3 CONTAIN THE ALLOCATION OF RISK AND ARE A FUNDAMENTAL BASIS OF THE BARGAIN AGREED TO BY THE PARTIES. NOTWITHSTANDING THE FOREGOING, THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO INVENTORY AFTER IT HAS BEEN INCORPORATED INTO CISCO PRODUCTS; IN SUCH CASE, THE LIMITATION OF LIABILITY PROVISIONS OF THE PPA SHALL APPLY.
ARTICLE 4
REPRESENTATIONS OF CISCO
     Cisco has the power and authority to enter into and be bound by the terms and conditions of this IPA and to carry out its obligations hereunder. This IPA is a legal, valid and binding obligation of Cisco enforceable against Cisco in accordance with its terms, subject to limitations imposed by general principles of equity upon the availability of equitable remedies and the enforcement of such provisions. The consummation by Cisco of the transactions contemplated by this IPA will not result in the creation of any lien or other encumbrance upon any Inventory or violate any judgment, order or decree of any court, administrative or governmental body binding upon Cisco or the Inventory.
ARTICLE 5
REPRESENTATIONS OF CM
     CM has the power and authority to enter into and be bound by the terms and conditions of this IPA and to carry out its obligations hereunder. This IPA is a legal, valid and binding obligation of CM enforceable against CM in accordance with its terms, subject to limitations imposed by general principles of equity upon the availability of equitable remedies and the enforcement of such provisions. The consummation by CM of the transactions contemplated by this IPA will not result in the creation of any lien or other encumbrance upon any Inventory or violate any judgment, order or decree of any court, administrative or governmental body binding upon CM or the Inventory.
ARTICLE 6
DISPUTE RESOLUTION
     The parties shall use their best efforts to amicably resolve any disputes relating to this IPA or the Inventory. If the dispute cannot be mutually resolved by CM and the Cisco lean implementation team, it will be escalated to Cisco’s GTM Commodity Manager.
ARTICLE 7
GENERAL PROVISIONS
     The terms, conditions and existence of this IPA shall be considered “Confidential Information” under that certain Nondisclosure Agreement between the parties and/or their affiliates dated September 28, 2001, and shall not be disclosed without the other party’s consent, except as required by law. Notwithstanding the foregoing, either party may disclose this IPA to its affiliates and to such party’s legal or financial advisors as necessary to obtain legal or financial advice. The relationship between Cisco and CM established by this IPA is that of

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independent contractors. This IPA is governed by the laws of the State of California, United States without regard to conflicts of law principles or any other principles that would result in the application of a different body of law. Venue for any legal action in connection with this IPA shall be the state and federal courts located in Santa Clara County, California, United States and each party hereby irrevocably consents to the jurisdiction of such courts; except that, notwithstanding the foregoing, either party may seek injunctive or equitable relief from any court of competent jurisdiction, at any time, to protect or enforce its rights hereunder. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods. Each Party shall comply with all applicable laws and regulations applicable to such party and will obtain all required U.S., foreign and local authorizations, permits, or licenses required of such party. This IPA may be modified only by a written instrument duly executed by Cisco and CM. Any waiver by either party of any condition, part, term, or provision of this IPA shall not be construed as a waiver of any other condition, part, term or provision or a waiver of any future event or circumstance. Notices to Cisco shall be sent in care of Cisco Systems, Inc., to the attention of the General Counsel, 170 West Tasman Drive, San Jose, California 95134. Notices to CM shall be sent to the address set forth in the first paragraph of this IPA, with a copy in care of Solectron Corporation, attention General Counsel, 847 Gibraltar Drive, Building 5, Milpitas, California 95035. This IPA, and any rights or obligations hereunder, shall not be assignable by CM, in whole or in part, by contract, by operation of law or otherwise, and any attempt to do so shall be null and void. This IPA is for the sole benefit of Cisco and CM and nothing herein is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever. If any provision of this IPA is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the remainder of this IPA shall nonetheless remain in full force and effect. This IPA, together with its Exhibits, constitutes the complete and exclusive statement of the understanding between the parties regarding the sale or transfer of the Inventory and supersedes all prior or contemporaneous proposals, oral or written, and all other communications between the parties relating to the specific subject matter of this IPA. Cisco and CM acknowledge that this IPA contains the agreement of the parties with respect to the sale and transfer of the Inventory and that they and/or their affiliates are or may be parties to other agreements regarding other inventory and/or the manufacture and sale of products and other subject matter. The original of this IPA has been written in English and the English language version of this IPA shall control for all purposes. This IPA may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement binding on the parties.
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CISCO CONFIDENTIAL	Cisco BV – Solectron Texas

     IN WITNESS WHEREOF, the parties hereto have caused this IPA to be executed by their duly authorized representatives as of the Effective Date.

SOLECTRON CORPORATION

By:

Name:

Title:

Date signed:

CISCO SYSTEMS INTERNATIONAL B.V.

By:

Name:

Title:

Date signed:

[SIGNATURE PAGE TO CISCO SYSTEMS INTERNATIONAL B.V. -
SOLECTRON CORPORATION IPA]

CISCO CONFIDENTIAL	Cisco BV – Solectron Texas

EXHIBIT A
WIP INVENTORY AND LISTED INVENTORY
1. WIP Inventory: All components (after removal from stores inventory, if applicable) and work in process that have entered the manufacturing process on behalf of Cisco and that have not yet been received in Cisco’s Oracle database subinventory location.
2. [ * ]
[ * ]
PURCHASE PRICE FOR LISTED INVENTORY:
The aggregate Listed Inventory Purchase Price shall be US$: [ * ]
PAYMENT DATE FOR LISTED INVENTORY:
The Listed Inventory Purchase Price shall be paid by CM to Cisco [ * ] of the Effective Date for Schedule A items.
No portion of the Purchase Price is allocable to the WIP Inventory.

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EXHIBIT A-1
IN TRANSIT INVENTORY ADDENDUM
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Inventory Purchase and Transfer Agreement dated effective March 11, 2007 between Cisco Systems International B.V. and Solectron Corporation (the “IPA”). CM and Cisco hereby agree that In Transit Inventory for the Initial In Transit Inventory Period is as set forth on the lists attached hereto.
[ * ]
PURCHASE PRICE FOR INITIAL IN TRANSIT INVENTORY:
The amount of the Purchase Price allocable to the Initial In Transit Inventory is [ * ].
PAYMENT DATE FOR INITIAL IN TRANSIT INVENTORY:
The amount of the Purchase Price allocable to the Initial In Transit Inventory shall be paid by CM to Cisco [ * ] from the end of the Initial In Transit Inventory Period.
Except as modified as set forth above, the IPA shall remain in full force and effect.
IN WITNESS WHEREOF, Cisco and CM have caused this Addendum to IPA, in the form of Exhibit A-1 to the IPA, to be executed by their duly authorized representatives as of the latest date set forth below.

SOLECTRON CORPORATION

By:

Name:

Title:

Date signed:

CISCO SYSTEMS INTERNATIONAL B.V.

By:

Name:

Title:

Date signed:

CISCO CONFIDENTIAL	Cisco BV – Solectron Texas

EXHIBIT A-2
IN TRANSIT INVENTORY SUPPLEMENTAL ADDENDUM
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in that certain Inventory Purchase and Transfer Agreement dated effective March 11, 2007 between Cisco Systems International B.V. and Solectron Corporation (the “IPA”). CM and Cisco hereby agree that In Transit Inventory for the Subsequent In Transit Inventory Period is as set forth on the lists attached hereto.
[ * ]
PURCHASE PRICE FOR SUBSEQUENT IN TRANSIT INVENTORY:
The amount of the Purchase Price allocable to the Subsequent In Transit Inventory is [ * ].
PAYMENT DATE FOR SUBSEQUENT IN TRANSIT INVENTORY:
The amount of the Purchase Price allocable to the Subsequent n Transit Inventory shall be paid by CM to Cisco [ * ] from the end of the Subsequent In Transit Inventory Period.
Except as modified as set forth above and except as modified by that certain Initial In Transit Inventory Addendum, the IPA shall remain in full force and effect.
IN WITNESS WHEREOF, Cisco and CM have caused this Addendum to IPA, in the form of Exhibit A-2 to the IPA, to be executed by their duly authorized representatives as of the latest date set forth below.

SOLECTRON CORPORATION

By:

Name:

Title:

Date signed:

CISCO SYSTEMS INTERNATIONAL B.V.

By:

Name:

Title:

Date signed:

CISCO CONFIDENTIAL	Cisco BV – Solectron Texas

EXHIBIT B
FACILITIES:
The Facilities at which the WIP Inventory or Listed Inventory is located or to which the In Transit Inventory is in transit:
Solectron Texas, L.P., a limited partnership organized under the laws of Delaware, or its successor-in-interest, with offices at:
12455 Research Boulevard, Austin, Texas 78759

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